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                                 [FACE OF DEBENTURE]

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR ONE OR MORE DEBENTURES IN CERTIFICATED FORM, THIS DEBENTURE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, 55 WATER STREET, NEW YORK, NEW YORK (THE "DEPOSITARY"), TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS DEBENTURE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND UNLESS ANY DEBENTURE ISSUED UPON SUCH TRANSFER OR EXCHANGE IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND ANY SUCH PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


REGISTERED                                                   PRINCIPAL AMOUNT
No. 001                                                      U.S. $100,000,000

CUSIP NO. 427056AR7

                              HERCULES INCORPORATED
                       6.60% DEBENTURE DUE AUGUST 1, 2027


               HERCULES INCORPORATED, a Delaware corporation (the "Company"), for value received promises to pay to

                                   CEDE & CO.
                        c/o THE DEPOSITORY TRUST COMPANY
                                 55 WATER STREET
                            NEW YORK, NEW YORK 10041

, or registered assigns, the principal sum of

                           ONE HUNDRED MILLION DOLLARS

on August 1, 2027 (the "Maturity Date"), unless redeemed prior thereto in accordance with the provisions hereof, and to pay interest thereon at the interest rate per annum of 6.60%, semi-annually in arrears on February 1 and August 1 of each year, commencing February 1, 1998 (each, an "Interest Payment Date"), to the Holder of this Debenture as of the close of business on the Regular Record Date, as defined below, with respect to such Interest Payment Date, until the principal hereof is paid or duly made available for payment.


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        Interest payments for this Debenture will be computed on the basis of a
360-day year of twelve 30-day months. Interest payable on this Note on any Interest Payment Date will include interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including August 4, 1997, if no interest has been paid or duly provided for with respect to this Debenture) to but excluding such Interest Payment Date. If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, as defined below, the required payment of principal and interest with respect to such Interest
Payment Date or Maturity Date, as the case may be, will be paid on the next succeeding Business Day with the same force and effect as if it were paid on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or Maturity Date, as the case may be. "Business Day" means any day other than Saturday, Sunday or other day on which banks are authorized or required to be closed in The City of New York or Wilmington, Delaware.

        The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name this Debenture is registered in the Security Register of the Company as of the close of business on the "Regular Record Date" for such interest payment, which shall be the January 15 (whether or not a Business Day) preceding the February 1 Interest Payment Date or the July 15 (whether or not a Business Day) preceding the August 1 Interest Payment Date, as the case may be.

        The principal of this Debenture payable on the Maturity Date will be paid against presentation of this Debenture at the Corporate Trust Office of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

        All payments of principal and interest in respect of this Debenture will be made by the Company in immediately available funds.

        Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        Unless the Certificate of Authentication hereon has been executed by the Trustee under the Indenture, as each such term is defined below, directly or through an Authenticating

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Agent, by the manual signature of one of its authorized signatories, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and a facsimile of its corporate seal to be imprinted hereon.

Dated:



                                             HERCULES INCORPORATED


[SEAL]
                                          By:
                                             ----------------------------------
                                             Name:
                                             Title:



                                          By:
                                             ----------------------------------
                                             Name:
                                             Title:



Attest:                                   By:
                                             ----------------------------------
                                             Name:
                                             Title:



TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities issued
under the within-mentioned Indenture.

PNC BANK, DELAWARE,
as Trustee



By:
   ------------------------
   Authorized Signatory


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                             [REVERSE OF DEBENTURE]

                              HERCULES INCORPORATED

                       6.60% DEBENTURE DUE AUGUST 1, 2027


                  This Debenture is one of the duly authorized securities (collectively, the "Securities") of the Company to be issued under an Indenture between the Company and PNC Bank, Delaware, as successor trustee (herein called the "Trustee", which term includes any successor trustee thereunder), dated as of May 15, 1993 (the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Securities and the terms upon which the Securities are, and are to be, authenticated and delivered. This Debenture is one of the duly authorized series of Securities designated as "6.60% Debentures due August 1, 2027" (collectively, the "Debentures"), and the aggregate principal amount of Debentures to be issued under such series is limited to $100,000,000 (except for Debentures authenticated and delivered upon transfer of, or in exchange for, or in lieu of other Debentures). All terms used but not defined or specified in this Debenture shall have the meanings assigned to such terms in the Indenture.

                  This Debenture will not be subject to redemption at the option of the Company prior to the Maturity Date.

                  This Debenture will be subject to redemption at the option of the Holder on August 1, 2007 (the "Redemption Date"), in whole or in part, in increments of $1,000 (provided that any remaining principal hereof shall be at least $1,000) at a redemption price equal to 100% of the principal amount to be redeemed. Interest payable on the Redemption Date shall be payable to the person in whose name this Debenture is registered in the Security Register of the Company as of the close of business on the Regular Record Date immediately preceding the Redemption Date. For this Debenture to be redeemed in whole or in part at the option of the Holder hereof, this Debenture must be received no earlier than June 2, 2007 and no later than June 30, 2007, with the form entitled "Option to Elect Redemption" below duly executed and completed, by the Trustee at its Corporate Trust Office, or such other address of which the Trustee shall from time to time notify the Holders of Debentures. Exercise of such redemption option by the Holder hereof shall be irrevocable.

                  In the event that this Debenture shall be redeemed in part, this Debenture shall be surrendered to the Trustee in exchange for one or more new Debentures of authorized


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denominations in principal amount equal to the unredeemed portion of this
Debenture and having the same terms and conditions.

                  If an Event of Default with respect to the Debentures shall occur and be continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Debentures at the time Outstanding may declare the principal of all Debentures due and payable in the manner and with the effect provided in the Indenture.

                  With the consent of the Holders of a majority in aggregate principal amount of the Securities of each series adversely affected thereby at the time Outstanding (voting as one class)the Indenture permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each such series. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of any series affected and at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture.

                  No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the time, place and rate, and in the coin or currency, herein prescribed.

                  As provided in the Indenture, and subject to certain limitations herein and therein set forth, the transfer of this Debenture may be registered in the Security Register of the Company upon surrender of this Debenture for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by this Debenture and a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or by his attorney duly authorized in writing and thereupon one or more new Debentures, in authorized denominations, having the same terms and conditions and for the same aggregate principal amount, will be issued to the designated transferee or transferees.



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                  As provided in the Indenture, and subject to certain
limitations herein and therein set forth, this Debenture is exchangeable for a like aggregate principal amount of Debentures having the same terms and conditions, in authorized denominations, as requested by the Holder surrendering the same.

                  If (i) the Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, (ii) the Company at any time determines not to have Securities represented by this Debenture, (iii) the Company defaults on the payment of principal or interest with respect to this Debenture or (iv) an Event of Default has occurred and is continuing with respect to this Debenture, then the Company will issue Debentures in definitive form in exchange for this Debenture to beneficial owners of interests therein equal in principal amount to such interest and will have such Debentures registered in their names. Debentures so issued in definitive form will be issued in denominations of $1,000 or any integral multiple thereof and will be issued in registered form only, without coupons.

                  No service charge will be made for any registration of transfer or exchange of Debentures, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Debentures are issuable only in fully registered form without coupons in denominations of $1,000 and any integral multiple in excess thereof.

                  Prior to due presentment of this Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  The Indenture and the Debentures shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of law principles.

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                                  ABBREVIATIONS


                  The following abbreviations, when used in the inscription on the first page of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.


               UNIF GIFT MIN ACT --  ___________________________________
                                                  (Cust)

                           Custodian ___________________________________
                                                  (Minor)

                                            Under Uniform Gifts to Minors Act

                                      -----------------------------------------
                                                   (State)


TEN COM           --       as tenants in common
TEN ENT           --       as tenants by the entireties
JT TEN            --       as joint tenants with right of survivorship and
                            not as tenants in common

                  Additional abbreviations may also be used though not in the above list.

                          ----------------------------

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
                                   ASSIGNMENT


                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto




Please Insert Social Security Number or Other Identifying Number of Assignee:


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PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE,
OF ASSIGNEE:

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-----------------------------------------------------------------

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the within Debenture and all rights thereunder, hereby
irrevocably constituting and appointing

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attorney to transfer said Debenture on the books of the Company, with full power of substitution in the premises.


Dated: ___________________          ______________________________
                                    NOTICE: The signature to this
                                    assignment must correspond
                                    with the name as written upon
                                    the face of this Debenture in
                                    every particular, without
                                    alteration or enlargement or
                                    any change whatsoever.

                                    SIGNATURE GUARANTEE


                                    ------------------------------


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
                           OPTION TO ELECT REDEMPTION


        The undersigned hereby irrevocably request(s) and instruct(s) the Company to redeem this Debenture (or portion hereof specified below) on August 1, 2007, and otherwise pursuant to its terms at a price equal to 100% of the principal amount hereof to

        ---------------------------------------------------------------
        (Please print or typewrite name and address of the undersigned)

        For this Debenture to be redeemed, the Trustee must receive at PNC Bank, c/o The Depository Trust Company, 55 Water Street, Geanette Park Entrance, First Floor, New York, New York 10041, or at such other place or places of which the Trustee shall from time to time notify the Holders of the Debentures, no earlier than June 2, 2007 and no later than June 30, 2007 (or, if either such day is not a Business Day, the next succeeding Business Day), this Debenture with this "Option to Elect Redemption" form duly completed.

        If less than the entire principal amount of this Debenture is to be redeemed, specify the portion hereof (which shall be an increment of $1,000) which the Holder elects to have redeemed: $__________________, and specify the denomination or denominations (which shall be $1,000 or any integral multiple thereof) of the Debentures to be issued to the Holder for the portion of this Debenture not being redeemed (in the absence of any such specification, one such Debenture will be issued for the portion not being redeemed):
$___________________.


Dated: _____________, 2007          ______________________________
                                    NOTICE: The signature on this
                                    Option to Elect Redemption
                                    must correspond with the name
                                    as written upon the face of
                                    this Debenture in every
                                    particular, without alteration
                                    or enlargement or any change
                                    whatsoever.

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